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                                                                    EXHIBIT 10.6


                               [MaxRe Letterhead]


Thursday, February 24th, 2000

Strictly Private & Confidential
-------------------------------


Mr. Peter A. Minton
66 Coventry Lane
Chicago, Illinois

Dear Peter:

I am pleased to confirm our offer to you to join Max Re Ltd. as Senior Vice President & Chief Risk Officer. You will be a senior member of Max Re's Management and will be involved in shaping the strategic direction of the organization. This offer letter takes the place of a formal employment agreement. There are no material, additional company requirements.

The terms and conditions of the offer are listed below:

Base Salary:            $275,000.00

Short Term Incentive:   Target 60% over ride 175% maximum of base salary.

                        (Criteria: 70% Company Results--30% Individual results).

Long Term Incentive:    Target 100%-- over ride to 200% maximum.
                        (Deferred compensation) -- This program includes a combination of stock options and stock grants. We expect the vesting provision for these programs to be approved by the Board in early 2000. Vesting of any options, grants or incentive compensation will not exceed 4 years. Details on exercise price and imputed value of subsequent options will be determined from time to time by the Board of the company and will be applied consistently across the company.

                        (Criteria: 70% Company Results--30% Individual results).
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Mr. Peter A. Minton
Page 2
February 24, 2000

Stock:                  Upon your start date, you will receive  70,000  options.
                        These options are given as an incentive for changing companies and to cover items you may be leaving behind at your current company. The exercise price of the initial stock options is $15. They vest 20% on date of employment and 20% per year thereafter. Options and other instruments automatically vest in case of change of control. In the event of an Initial Public Offering, you will be eligible for a potential anti-dilution option award if and when the I.P.O. takes place. The minimum allotment will be 5,000 shares.

Stock Loan:             Max Re  Ltd.  will  provide  you  with a  $450,000  loan
                        facility to buy its stock. The loan conditions are for five years-- interest only paid annually. It is a full recourse loan and is pegged at the Federal rate.

Signing Bonus:          The Company will give you on your start date a $100,000
                        signing bonus. In addition, you will receive 5,000 stock grants and the vesting of the grants will be determined by the Board and will be applied consistently across the Company.

Car:                    The Company will provide you with a car in Bermuda.

Clubs:                  Up to $3000 per year in annual dues.

Housing Allowance:      $7,000  per  month.  Our  Housing  Allowance  program is
                        reviewed from time to time to reflect the changing real estate market and may be adjusted from time to time by the Board of Directors.

Relocation:             The company will relocate you, covering real estate
                        costs, legal costs, physical relocation, associated expenses (i.e. house hunting trips), and will give you
                        5% of your base salary to cover miscellaneous expenses.
                        Bermuda import taxes/duties/fees on the import of all household belongings is covered.

Home Leave for
Expatriate:             Four return business class tickets to California (or
                        similar geographical area) per family member per year.

Savings Plan:           You are  able  to  contribute  5  percent  of your  base
                        salary. Max Re Ltd. will put in $2.00 for every dollar contributed.
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Mr. Peter A. Minton
Page 3
February 24, 2000

Severance Provision:    Your severance  arrangements  will be commensurate  with
                        industry standards. We understand this not to be less than two years' base salary and benefits.

Severance upon not      Your severance  arrangements  will be commensurate  with
Clearing (Bermuda       industry  standards.  We  understand  this  to be in the
Immigration):           range of two years' base salary and benefits.

Benefits:               Max  Re  Ltd.  is  currently   developing  its  benefits
                        package. At this point we cover all Bermuda taxes including social insurance, payroll tax and hospital levy. In addition, Max Re Ltd. pays all Health/Dental insurance as well as LTD, STD and Life. Details to follow. Cobra Rights do apply.

Vacation:               Four weeks.

Financial Planning:     Company paid.

Tax Efficiency:         The Company will be  responsive to your requests for tax
                        efficiency.

Tax Planning:           Company paid.

Annual Physical:        Company paid.
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Mr. Peter A. Minton
Page 4
February 24, 2000


Peter, I know you will make a significant contribution to the success of Max Re Ltd. I look forward to you being able to contribute to Max Re being an exciting and rewarding place to work.


----------------------------------
Hugh Illsley


Acceptance:_______________________
           Peter Minton


cc: Robert Cooney